DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

($175)

FILED # C9158-02

DEC 0 4 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Lumalite Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
The following amendment of the Articles of Incorporation was adopted by a majority vote of the shareholders of the corporation on *December 2, 2003*.

The shareholders consented to a reverse split of the Company's common stock on a 1 for 200 basis. Please refer to the attached amendment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 14,080,000

4. Effective date of filing (optional): 12/2/03

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

($175)

FILED # C 9158-02

JAN 14 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Lumalite Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The name of the corporation is MEMS USA, INC.

Effective the 14th day of January, 2004

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

FILED # C9158-02

APR 1 2 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
LUMALITE HOLDINGS, INC.

The undersigned person over the age of eighteen (18) years, acting as the incorporator of a corporation pursuant to the provisions of the Nevada Revised Statutes (the "Statutes"), does hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is Lumalite Holdings, Inc. (the "Corporation").

ARTICLE II

The purposes for which the Corporation is organized are to engage in any and all lawful acts that, presently or in the future, may legally be performed by a corporation organized under the laws of the State of Nevada.

ARTICLE III

A. Authorized Shares. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock," and "Preferred Stock." The total number of shares of stock the Corporation is authorized to issue is 110,000,000, divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. The preferences, limitations and relative rights of the shares of each class of stock, and the express grant of authority to the board of directors to amend these articles of incorporation to divide the shares of Preferred Stock into series, to establish and modify the preferences, limitations and relative rights of each share of Preferred Stock, and to otherwise impact the capitalization of the corporation, are set forth below.

B. Common Stock.

1. Voting Rights. Except as otherwise expressly provided by law or in this Article III, each outstanding share of Common Stock shall be entitled to one vote on each matter to be voted on by the shareholders of the Corporation;

2. Liquidation Rights. Subject to any prior or superior rights of liquidation as may be conferred upon any shares of Preferred Stock, and after payment or provision for payment of the debts and other liabilities of the Corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of the shares of Common Stock, on a pro rata basis, according to the number of shares of held by each of them;

3. Dividends. Dividends may be paid on the outstanding shares of Common Stock as and when declared by the board of directors, out of funds legally available therefor; provided, however, no dividends shall be made with respect to the shares of Common Stock until all preferential dividends required to be paid or set apart for any shares of Preferred Stock have been paid or set apart; and

4. Residual Rights. All rights accruing to the outstanding shares of the capital stock of the corporation not expressly provided for to the contrary herein or in the corporation's bylaws or in any amendment hereto or thereto shall be vested in the shares of Common Stock.

C. Shares of Preferred Stock. The board of directors, without shareholder action, may amend the Corporation's articles of incorporation, pursuant to the authority granted to the board of directors under the Statutes, to do any of the following:

1. Preferences. Designate and determine, in whole or in part, the preferences, limitations and relative rights of the shares of Preferred Stock, within the limits set forth in the Statutes;

2. Series. Create one or more series of shares of Preferred Stock, fix the number of shares of each such series, and designate and determine, in whole or part, the preferences, limitations and relative rights of each series of shares of Preferred Stock, within the limits set forth in the Statutes;

3. Changes in Rights. Alter or revoke the preferences, limitations and relative rights granted to or imposed upon the shares of Preferred Stock (before the issuance of any shares of Preferred Stock) or upon any wholly unissued series of Preferred Stock; and

4. Increase in Series. Increase or decrease the number of shares constituting any series of Preferred Stock, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of Preferred Stock available for designation as a part of such series.

ARTICLE IV

A. Voting Generally. Unless otherwise provided in these Articles of Incorporation, or in the Statutes, every shareholder entitled to vote shall have the right to vote his shares for the election of the directors of the Corporation, but no shareholder shall have the right to accumulate its votes for the election of the directors.

B. Directors.

1. Number. The number of directors of the Corporation shall be set by the Bylaws, but shall not be less than one or more than eleven. The initial director, who will serve in such capacity until his respective successor is duly elected and qualified or until his early resignation, removal or retirement, shall be James Anderson. His address is 4766 Holladay Boulevard, Holladay, Utah 84117.

2. Removal. Directors of the Corporation may be removed only for cause as determined by the affirmative vote or written consent of (i) all of the other directors then in office, or (ii) the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon.

3. Vacancies. Any vacancy in the board of directors including a vacancy from an enlargement of the board, shall be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

4. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. If at any meeting of the directors there shall be less than such a quorum, a majority of those present may adjourn the meeting. Every decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless a greater number is required by law, by the Bylaws of the Corporation or by these Articles of Incorporation.

ARTICLE V

A. Indemnification. The Corporation shall, to the fullest extent permitted by the Statutes, as the same may be amended and supplemented, indemnify all directors, officers, employees and agents of the Corporation whom it shall have the power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. The Corporation shall advance expenses to its directors, officers, employees and agents to the full extent permitted by the Statutes, as the same may be amended or supplemented. Such rights to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executives and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The Corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Statutes, as the same may be amended or supplemented.

B. Limitation of Directors Liability. To the fullest extent permitted by the Statutes or as it may hereafter be amended, or any other applicable law as now in effect, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. If the Statutes so provide, the rights granted by this Section B to the Corporation's directors shall be provided to the Corporation's officers. No amendment or repeal of this Article V, nor the adoption of any provision in these articles of incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VI

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 6100 Neil Road, Reno, Nevada 89511 and the name of its initial registered agent at such address is The Corporation Trust Company of Nevada. The corporation may maintain such other offices, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE VI

INCORPORATOR

The name and address of the sole incorporator is as follows:

J. Martin Tate
201 S. Main Street, Suite 1800
Salt Lake City, Utah 84111

IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this ___ day of April, 2002.

J. Martin Tate, Incorporator

ACKNOWLEDGEMENT OF REGISTERED AGENT

The undersigned, The Corporation Trust Company of Nevada, with an address at 6100 Neil Road, Reno, Nevada 89511, hereby acknowledges that they have been named as registered agent of Lumalite Holdings, Inc., a Nevada corporation, to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said corporation.

The Corporation Trust Company of Nevada
Registered Agent